UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): August 26, 2005
Maxtor Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-16447 (Commission File No.)	77-0123732 (I.R.S. Employer Identification No.)
500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 894-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 26, 2005, Maxtor Corporation (the “Company”) entered into a letter agreement amending that certain Purchase Agreement dated as of August 9, 2005 (the “Purchase Agreement”) by and between the Company and Citigroup Global Markets Inc., as representative of itself, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. (the “Initial Purchasers”) which related to the purchase of an aggregate principal amount of $300 million of 2.375% Convertible Senior Notes due 2012 (the “Notes”), with a 30-day overallotment option for an additional $45 million aggregate principal amount of the Notes. The letter agreement (the “Purchase Agreement Amendment”) amends the terms of the overallotment option granted to Initial Purchasers in the Purchase Agreement so that it may be exercised more than one time upon notice to the Company, which may be given at any time prior to September 8, 2005.
     The above description of the Purchase Agreement and Purchase Agreement Amendment is qualified in its entirety by reference to the terms of the Purchase Agreement and Purchase Agreement Amendment, copies of which will be filed as exhibits to the Company’s next quarterly report on Form 10-Q.
Item 8.01 Other Events.
     The Company announced today that it sold an additional $26 million of the Notes pursuant to an exercise of the Initial Purchasers’ overallotment option. The Notes were sold in the United States to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance upon Regulation S under the Securities Act. The sale announced today by the Company is in addition to the $300 million of Notes sold on August 15, 2005, bringing the total amount sold to $326 million. A description of the material terms of the Notes was provided under cover of Form 8-K filed with the Securities and Exchange Commission on August 15, 2005, and is incorporated herein by reference.
     A copy of a press release announcing the exercise of the overallotment option is attached as Exhibit 99.1, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit	Description
99.1	Maxtor Corporation press release dated August 31, 2005 regarding amendment to Purchase Agreement and exercise of the overallotment option

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXTOR CORPORATION
Date: August 31, 2005	By:	/s/ Duston M. Williams
	Name:	Duston M. Williams
	Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Maxtor Corporation press release dated August 31, 2005 regarding amendment to Purchase Agreement and exercise of the overallotment option